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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Fifth Street Finance Corp.
(Name of Registrant as Specified In Its Charter)

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Fifth Street Finance Corp. Announces Adjournment of 2017 Annual Meeting

Reconvened 2017 Annual Meeting to be held on April 27, 2017

GREENWICH, CT, April 6, 2017 -- Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) today announced that, in light of the resignation of Patrick J. Dalton from his positions as Chief Executive Officer and member of the Board of Directors of FSC (the “Board”) and because Mr. Dalton will no longer be on FSC’s slate of directors, FSC has adjourned its 2017 Annual Meeting of Stockholders, which was initially scheduled for April 6, 2017 at 10:00 a.m. FSC’s adjourned 2017 Annual Meeting of Stockholders will be reconvened at Courtyard Rye, 631 Midland Avenue, Rye, New York 10580 on April 27, 2017 at 10:00 a.m. The Company intends to file with the Securities and Exchange Commission supplemental proxy materials, which will include additional information related to the adjourned 2017 Annual Meeting of Stockholders. Also in connection with the resignation of Mr. Dalton from the Board, the Board is decreasing its size from eight members to seven members.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a leading specialty finance company that provides custom-tailored financing solutions to small and mid-sized companies, primarily in connection with investments by private equity sponsors.  FSC originates and invests in one-stop financings, first lien, second lien, mezzanine debt and equity co-investments.  FSC’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and capital appreciation from its equity investments. FSC has elected to be regulated as a business development company and is externally managed by a subsidiary of Fifth Street Asset Management Inc. (NASDAQ:FSAM), a nationally recognized credit-focused asset manager with approximately $5 billion in assets under management across multiple public and private vehicles. With a track record of nearly 20 years, the Fifth Street platform received the 2015 ACG New York Champion’s Award for “Lender Firm of the Year,” and other previously received accolades include the ACG New York Champion’s Award for “Senior Lender Firm of the Year,” “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions.  FSC’s website can be accessed at fsc.fifthstreetfinance.com.

Contact

Investor Contact:

Robyn Friedman, Executive Director, Head of Investor Relations

(203) 681-3720

ir@fifthstreetfinance.com

Media Contact:

James Golden / Aura Reinhard / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449